EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 1, 1999, included in Hurco Companies, Inc. Form 10-K for the fiscal year ended October 31, 1999 and to all references to our Firm included in this registration statement.

                              /s/ ARTHUR ANDERSEN LLP

                              ARTHUR ANDERSEN

Indianapolis, Indiana
October 18, 2000